UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2018

Nami Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36391	61-1693116
(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street

Carson City

89703-4934

(Address of Principal Executive Offices)

+603 – 2242 4913

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 5.01 Changes in Control of Registrant

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06 Change in Shell Company Status

Item 9.01 Financial Statements and Exhibits

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from the views expressed in these statements. Forward-looking statements are sometimes identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements include, among other things, statements relating to:

•	our ability to increase our sales and revenue;

•	our ability to contain sourcing and labor costs;

•	our ability to attract and retain key technology and management personnel;

•	our ability to improve our existing technology and remain competitive in the electronics industry;

•	our ability to obtain additional capital in future years to fund our planned expansion; and

•	economic, political, regulatory, legal and foreign exchange risks associated with our operations.

USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

•

“we”, “us”, “our company”, “our” and “Company” refer to the combined business of Nami Corp., and its consolidated subsidiaries and its consolidated affiliate, as the case may be, except for within MD&A where these terms apply to SBS;

•	“GMCI” refers to GMCI Corp., a Nevada corporation;

•

“SBS” refers to SBS Mining Corp. Malaysia Sdn. Bhd., a Malaysia corporation and direct, wholly-owned subsidiary of GMCI until July 12th, then SBS became a wholly-owned subsidiary of NAMI through a share exchange agreement between NAMI and GMCI;

•	“SEC” refers to the United States Securities and Exchange Commission;

•	“Ringgit Malaysia”, “MYR”, and “RM” refer to the legal currency of Malaysia;

•	“U.S. dollars”, “dollars” and “$” refer to the legal currency of the United States;

•	“Securities Act” refers to the United States Securities Act of 1933, as amended; and

•	“Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain RM amounts into U.S. dollars at specified rates. No representation is made that the RM or U.S. dollar amounts referred to in this report could have been or could be converted into U.S. dollars or RM, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the GMCI fluctuating exchange rates.

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In this report we refer to information and statistics regarding our industry and the overall economy in Malaysia that we obtained from various government and institute research publications. Much of this information is publicly available and has not been specifically prepared for our use or incorporation in this current report on Form 8-K. We have no reason to believe that the information and statistics that we refer to from such reports is not accurate.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 4, 2018, we entered into a share exchange agreement (the “Share Exchange Agreement”) with GMCI Corp (“GMCI” or the “SBS Shareholder”), the sole shareholder of SBS Mining Corp. Malaysia Sdn. Bhd. (“SBS”), pursuant to which we acquired all of the outstanding shares of SBS (the “SBS Shares”) from GMCI in exchange for an issuance of 720,802,346 shares of our common stock (the “Share Exchange”), representing approximately 102.08% of our pre-merger outstanding shares of common stock (the “SBS Acquisition”). The Share Exchange transaction was closed in July 12, 2018. We had 706,125,000 shares of common stock issued and outstanding prior to the Share Exchange transaction.

Pursuant to the Share Exchange Agreement, the Company acquired SBS, a Malaysian corporation whose primary business is engaging in the financing of certain trading mineral contracts and mining and exploration of properties located in Malaysia. On July 12, 2018, pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the outstanding equity securities of SBS (the “SBS Shares”) from GMCI, and GMCI transferred and contributed all of its SBS Shares to the Company.

The foregoing description of the terms of the Share Exchange Agreement does not describe all of the terms and provisions thereof and is qualified in its entirety by reference to the provisions of those documents filed as Exhibit 2.1, to this report, which are incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 11, 2017, NAMI entered into a Letter of Intent with GMCI Corp., a Nevada corporation (“GMCI”) for the acquisition by NAMI of up to one hundred percent (100%) of the issued and outstanding capital stock of GMCI in exchange for shares of capital stock of NAMI (the “Acquisition”). The completion of the Acquisition is subject to various conditions precedent, including, but not limited to, negotiating and executing a form of Share Exchange Agreement that is acceptable to both parties, approval of the financial statements of both parties, valuation of GMCI's stock and NAMI's stock and receiving approval of at least seventy percent (70%) of the issued and outstanding shares of GMCI. Moreover, NAMI will need to prepare a registration statement and file it with the United States Securities and Exchange Commission under which the shares of NAMI to be exchanged for shares of GMCI will be registered.

We terminated the Letter of Intent with GMCI effective on July 4, 2018, because we entered into a share exchange agreement with GMCI, the sole shareholder of SBS to acquire GMCI’s ownership in SBS on July 4, 2018. As a result of the acquisition, SBS has become our wholly owned subsidiary and GMCI became our shareholder after the share exchange transaction.

On July 12, 2018 (the “Closing” or “Closing Date”), we completed the SBS Acquisition pursuant to the Share Exchange Agreement. Based on the negotiations between the parties, both parties agreed that after the transaction, our former shareholders shall own 49.49% while GMCI shall own 50.51% of the capital stock of the Company. Therefore, pursuant to protracted negotiations, we agreed to issue a total of 720,802,346 shares of our common stock to GMCI for 100% of the shares of SBS. Our board of directors approved the Share Exchange Agreement on the Closing Date. The SBS Acquisition was accounted for a recapitalization effected by a share exchange, wherein SBS is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity (NAMI Corp) have been brought forward at their book value and no goodwill has been recognized. As a result of the SBS Acquisition, our consolidated subsidiaries include SBS, our wholly-owned subsidiary which is incorporated under the laws of Malaysia.

On July 19, 2018, the Company was notified that the Board of GMCI deemed it to be in the best interests of the GMCI and its stockholders to approve and declare a dividend of shares of Nami to the stockholders of the GMCI, on a pro rata basis, determined in accordance with the number of shares of capital stock of the GMCI held by such stockholders, thereby transferring ownership of 100% of the outstanding shares of Nami common stock held by GMCI to the stockholders of the GMCI (collectively, the “Nami Stock Dividend”). The Nami Stock Dividend was completed on August 21, 2018.

We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of GMCI and its operating subsidiary SBS in Item 5.06 below, which is incorporated herein by reference.

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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Prior to the Closing, Mr. Ong Tee Keat (“Mr. Ong”) beneficially owned 617,562,784 shares, or approximately 87.46%, of the issued and outstanding shares of Common Stock of Nami or the Company. Mr. Ong served as the Chief Executive Officer, President and Chairman of the Company. In connection with the Closing, Mr. Ong resigned from the Chief Executive Officer and secretary position he held with the Company, and the Company appointed Mr. Calvin Chin as Chief Executive Officer effective as of the Closing effective from July 4, 2018.

Upon the Closing, Mr. Ong owns 43.28% of the issued and outstanding Common Stock of Nami or the Company. The former Nami Shareholders shall own 49.49% while GMCI’s shareholders shall own 50.51% of the capital stock of the Company pursuant to their pro rata ownership in GMCI.

On July 19, 2018, the Company was notified that the Board of GMCI deemed it to be in the best interests of the GMCI and its stockholders to approve and declare a dividend of shares of Nami to the stockholders of the GMCI, on a pro rata basis, determined in accordance with the number of shares of capital stock of the GMCI held by such stockholders, thereby transferring ownership of 100% of the outstanding shares of Nami common stock held by GMCI to the stockholders of the GMCI (collectively, the “Nami Stock Dividend”). The Nami Stock Dividend was completed on August 21, 2018.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 17, 2018, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)

Named Directors and Executive Officers
Ong Tee Keat (3)	617,562,784	43.28%
Nik Ismail bin Nik Yusoff	-	-
Abdul Aziz bin Abdul Jaafar	-	-
Soh Ooi Tech	-	-
Lok Khing Ming (4)	73,165,365	5.13%
Calvin Chin	-	-
MW Jason Chan	-	-
SN Loh	-	-
Chantel Chan	-	-
Lew Sze How	-	-
Directors and Executive Officers as a Group	690,728,149	48.41%

5% Shareholders
Ong Tee Keat (3)	617,562,784	43.28%
Lok Khing Ming (4)	73,165,365	5.13%
My Premier Trustee (Malaysia) Berhad (5)	182,159,951	12.77%
LYF & Son Realty Sdn. Bhd. (6)	375,000,000	26.28%
Liew Chin Loong	75,000,000	5.26%

All 5%+ Shareholders as a Group	1,322,888,100	92.72%

___________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 20, 2018. As of September 20, 2018, there were 1,426,927,346 shares of our company's common stock issued and outstanding.

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(2)	Based on 1,426,927,346 shares of Common Stock issued and outstanding as of September 20, 2018.

(3)

Effective December 13, 2016, Mr. Ong was appointed Chairman of the Board and CEO of the Company. Included in his 617,562,784 shares are 33,500,000 shares in his name personally, and in three separate trusts held by professional fiduciaries for the sole benefit of Mr. Ong: (1) 80,641,369 shares held by Fidserve Limited (“Fidserve”): (2) 164,427,652 shares held by Global Asset Trustee (Malaysia) Berhad (“GATB”); and (3) 338,993,763 shares held by Global Fiduciary Services Limited Central (“GFS”), collectively (the “Ong Trusts”). Among the Ong Trusts, Fidserve owns a total of 82,687,500 shares of which 2,046,131 shares are held by 82 subscribers (“Subscribers”) who purchased certificates of trust (“Certificates of Trust”) from Mr. Ong. GATB owns a total of 192,937,500 shares of which 28,509,848 shares are held by 1,199 Subscribers who purchased Certificate of Trust from the trust. GFS owns a total of 391,750,000 shares of which 52,756,237 shares are held by 1,755 Subscribers who purchased Certificate of Trust from Mr. Ong. The Subscribers will become the beneficial owners once they surrender their Certificates of Trust to their respective Ong Trust in exchange for their pro rata shares held on their behalf. None of the Subscribers is a U.S. person or owns more than 5% of the outstanding common stock of the Company. The following table illustrates the ownership of the Ong Trusts:

Owner	Fidserve	GATB	GFS
Total Number of Shares held in Trust	82,687,500	192,937,500	391,750,000
Total Number of Shares held in trust for Mr. Ong	80,641,369	164,427,652	338,993,763
Total Number of Shares held in trust for Subscribers	2,046,131	28,509,848	52,756,237
Total Number of Subscribers in each Trust	82	1,199	1,755

(4)

Lok Khing Ming (“Mr. Lok”), was appointed sole director of GMCI Corp effective December 12, 2014 and then appointed Chairman of GMCI Corp on October 5, 2016. Mr. Lok was appointed as executive director and secretary of NAMI on July 4, 2018. Included in 73,165,365 shares owned by Mr. Lok, are 18,534,726 shares held by My Premier Trustee (Malaysia) Berhad, 19,706,516 shares held by Leamington Corporation Limited, 9,142,088 shares held by Legacy Fiduciary Services Limited, and 25,782,035 shares held by EAS Alpha (PTC) Limited for the sole benefit of Mr. Lok.

(5)

My Premier Trustee (Malaysia) Berhad (“MPT”) owns a total of 182,159,951 shares of which 18,534,726 shares are held by MPT for the sole benefit of Mr. Lok, and 163,625,225 shares are held by 3,087 Subscribers who purchased Certificate of Trust from Mr. Lok. The Subscribers will become the beneficial owners once they surrender their Certificates of Trust to their respective MPT in exchange for their pro rata shares held on their behalf. None of the Subscribers is a U.S. Person or owns more than 5% of the outstanding Common Stock of the Company.

(6)

LYF & Son Realty Sdn. Bhd (“LYFS”) owns 375,000,000 shares of NAMI. Included in the 375,000,000 shares of NAMI owned by LYFS, Dato Chin Wai Leong owns 51% of the shares of LYFS while Madam Liew Yoke Foong owns the remaining 49%. Both Dato Chin Wai Leong and Madam Liew Yoke Foong have voting and dispositive control over the shares held by LYFS. Included in LYFS 375,000,000 shares are 325,000,000 shares held in its name and 50,000,000 shares held by Legacy Fiduciary Services Limited for the sole benefit of LYFS.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Prior to October 31, 2016, our Board of Directors consisted of Mr. Bunloet Srihanorm as sole director. Effective December 13, 2016, the Board of Directors (the “Board”) of the Company appointed Mr. Ong Tee Keat as Chairman of the Board of Directors and Mr. Bunloet Srihanorm resigned as sole director from the Company. On June 22, 2017, the Board expanded the Board from one (1) member to three (3) members. In connection with this expansion, the Board appointed Nik Ismail Bin Nik Yusoff and Abdul Aziz bin Haji Jaafar as members of the Board. On August 23, 2017, the Board expanded the Board from three (3) members to four (4) members. In connection with this expansion, the Board appointed Soh Ooi Tech as a member of the Board.

In addition, effective December 13, 2016, the Board of Directors (the “Board”) of the Company appointed Mr. Ong Tee Keat as CEO, Secretary, and Treasurer. On July 1, 2017, Mr. Ong Keat Tee resigned from his position as Treasurer and Chief Financial Officer. On the same day, the Board appointed Mr. Lew Sze How as the Company’s Chief Financial Officer.

On July 4, 2018, the Board of the Company appointed Lok Khing Ming as Executive Director and secretary of the Company. Mr. Ong Tee Keat resigned from his position as Chief Executive Officer and secretary, and the Board appointed Mr. Calvin Chin as Chief Executive Officer, Ms. Chantel Chan as Chief Operation Officer of compliance, Mr. SN Loh as Chief Operation Officer of operations, Mr. Lew Sze How as Chief Financial Officer of compliance, and Mr. MW Jason Chan as Chief Financial Officer of operations effective as of July 4, 2018.

The following table sets forth the name, age, and position of such officers. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position(s)
Ong Tee Keat	62	Chairman
Nik Ismail bin Nik Yusoff	71	Independent Non-Executive Director
Abdul Aziz bin Abdul Jaafar	62	Independent Non-Executive Director
Soh Ooi Tech	38	Independent Non-Executive Director
Lok Khing Ming	49	Executive Director
Calvin Chin	42	Chief Executive Officer
Chantel Chan	58	Chief Operation Officer – Compliance
SN Loh	45	Chief Operation Officer – Operations
Lew Sze How	43	Chief Financial Officer – Compliance
MW Jason Chan	44	Chief Financial Officer – Operations

Ong Tee Keat, Chairman

Effective December 13, 2016, the Board of Directors (the “Board”) of the Company appointed Mr. Ong Tee Keat as Chairman of the Board of Directors, CEO, Secretary, and Treasurer.

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Mr. Ong holds a Bachelor of Engineering (BE) in Mechanical Engineering from University of Malaya in 1981. Mr. Ong spent the early part of his professional career in the private sector as an Engineer. He joined Wagon Engineering Sdn Bhd as a Mechanical Engineer in 1981; William Jacks Sdn Bhd, Malaysia as a Sales Engineer in 1983; and Transtrade (M) Sdn Bhd, Malaysia as a Sales Manager in 1984. In 1985, he was a Senior Engineer and Marketing Manager for Wagon Engineering Sdn Bhd.

Mr. Ong served as a Political Secretary to Minister in Malaysia Federal Cabinet from 1986 to 1990; a Member of Parliament for Ampang Jaya, Malaysia from 1989 to 2004; a Member of Parliament for Pandan, Malaysia from 2004 to 2013; a Deputy Speaker of the House of Representatives, Parliament of Malaysia from 1990 to 1999; a Deputy Minister for Youth & Sports, Malaysia from 1999 to 2006; a Deputy Minister for Higher Education, Malaysia from 2006 to 2008; a Minister for Transport, Malaysia from 2008 to 2010.

Mr. Ong was also a columnist for Chinese daily Sin Chew Jit Poh, with articles running from 1979 to 1986.

With Mr. Ong at the helm, his vast technical and business acumen drives the Company’s overall direction, business and value.

Nik Ismail Bin Nik Yusoff

Nik Ismail Bin Nik Yusoff was appointed as Chairman of the Board of Directors for AT Systematization Berhad on May 24, 2015 and continues to hold that position. From 2001 to 2013, Mr. Nik was a Member of the Board of Directors of Malaysian AE Models Holdings Berhad, an investment holding company, which engages in designing, manufacturing, installing, and marketing material handling and conveyor systems and parties primarily to the automation industry in Malaysia.

Abdul Aziz bin Haji Jaafar

Abdul Aziz bin Haji Jaafar is currently a member of the Board of Directors of Malacca Economic Council (MAPEN), located in Malaysia. From 2013 to 2015, Mr. Abdul served on the Board of Trustees for the Malaysian Institute of Defense and Security (MiDAS), a Malaysian company located in Kuala Lumpur which is a professional research institution on issues of defense and security. From 2010 to 2012 he served as the Chairman for Armed Forces Welfare, Social and Sports Club (KSSKA). From 2008 to 2015, Mr. Abdul served as a member of the Board of the Malaysian Defense Council, located in Kuala Lumpur, which ensures coordinated and orderly development of the defense industry section in Malaysia. From 2008 to 2015, he served as the Vice President of Armed Forces Cooperatives (Koperasi Tentera), a financial institution located in Kuala Lumpur, Malaysia. From 2008 to 2015, Mr. Abdul served as a member of the Board of SME Ordnance (SMEO) Sdn Bhd., a Malaysian defense company located in Batu Arang. From 2008 to 2015 he served as a member of the Board of Boustead Naval Shipyard (BNS) Sdn Bhd., a Malaysian company located in Perak, which builds various types of naval and commercial vessels and provides extensive depot level maintenance services.

Soh Ooi Tech

Mr. Soh Ooi Tech is the Marketing Director of Pro Road Sdn. Bhd., which was engaged in the trading of liquor since year 2007 throughout Malaysia, and countries within Asia. His responsibilities include developing the company’s marketing strategy, including campaigns, events, digital marketing, public relations, tracking changes in supply and demand, identifying clients’ current and future needs, and monitoring the competition. Mr. Soh’s mandate is to provide a wide range of quality liquors, wines and beers from top brands at affordable prices and services to all clients.

Mr. Lok Khing Ming, Executive Director

Mr. Lok Khing Ming served as the Chief Executive Officer, President, Treasurer and sole director of GMCI Corp from December 2014 until October 2016 and was subsequently resigned from his office positions and appointed as the Chairman of the Board of GMCI Corp in October 2016. Mr. Lok is also a director of SBS. Mr. Lok's responsibilities include leading the exploration for mining opportunities in and around Malaysia, developing business strategies and implementing the company's marketing plan. From 2007 to 2010, Mr. Lok was the General Manager of Asia East Coast Mining Sdn. Bhd., a company engaged in gold mining.

In November 1991, Mr. Lok earned a Diploma in Electronic Engineering from the Federal Institute of Technology, Malaysia.

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Calvin Chin, Chief Executive Officer

Mr. Calvin Chin served as the Chief Financial Officer of GMCI Corp since October 2015 and was subsequently re-appointed as the Chief Executive Officer of GMCI Corp in October 2016. Mr. Calvin was the Head of Finance for HCM-Hygenic Corporation (M) Sdn. Bhd. (a subsidiary of US multinational corporation) located in Batu Gajah, Perak, Malaysia) from July 2004 to October 2015. Mr. Calvin Chin's duties included leading and emerging the finance team and assisting the managing director in management of the daily business operations. Mr. Calvin Chin, acting as one of the local directors for the Malaysia entity and sat on the Board of Directors as part of a decision maker for the Malaysia business entity. Mr. Calvin Chin reported directly to the CFO based in the Unites States on the financial position of the Malaysia Corporation.

Mr. Calvin Chin was a lead auditor with Ernst & Young, Malaysia from 2000 to 2004 and has auditing experience in specializing in manufacturing, retailing, plantation and property development industry.

Mr. Calvin Chin earned a professional degree from the Association of Certified Chartered Accountants (“ACCA”) in UK.

Chantel Chan, Chief Operation Officer – Compliance

With 32 years of extensive experience in various industries and a determination to improve everything around her, Chantel brings laser-focused and strategy-focused approach along with the expertise to oversee the strategic development, expansion and growth of the NAMI Corp.’s businesses.

Chantel was the General Manager responsible for sales and marketing, IT software development, local/off-shore data conversion, facilities data collection, digital mapping and street directory and business development and planning for Rimman International Sdn. Bhd. a company providing services related to computer mapping, facilities management for the telecommunication and utilities industry in Malaysia and international market.

Chantel joined Zija International (a multinational corporation in Utah, USA) as a Marketing and Business Consultant from 2013 to 2015, responsible in reviewing all aspects of marketing for south east asia region, assist in opening up new markets in south east-asia region pertaining to products and license application and assist in the area of logistic in the south east-asia region. Chantel also oversees the implementation of corporate policies, procedures and programs in the south east-asia region. Chantel ensures that Zija and its Distributors conduct business in compliance with applicable regulatory laws to secure Zija’s future as a legacy company.

Between 1999 to 2012, she has been a Director/Chief Operating Officer of Borderless Marketing Group Sdn Bhd involving in IT project management and operation for supporting clients in the south east-asia region. She was also appointed as an advisory council member for Agel Enterprises (a multinational corporation in Utah, USA). for Malaysia and Indonesia market.

In 1984, Chantel graduated from the University of Toronto, Canada with a Bachelor of Science in Computer Science and Actuarial Science.

S.N. Loh, Chief Operating Officer - Operations

Mr. Loh was served as the Chief Operating Officer of GMCI Corp from October 2016 to July 2018. From April 2012 to October 2015, Mr. Loh was the General Manager responsible for marketing, sales, business development and planning for WRP Asia Pacific Sdn. Bhd., a medical glove manufacturing company located in Malaysia. From August 2009 to March 2012, Mr. Loh was the Operations Director, responsible for factory operations, for Vinh Chanh Co. Ltd., a bio mass fuel supplier in Vietnam.

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Lew Sze How, Chief Financial Officer - Compliance

Since April 1, 2010, Mr. Lew Sze How has been serving as Director of Corporate Advisory/Financial Planning Advisory for Forreststone, Corporate Advisory SDN BHD (“Forreststone”). Forreststone, located in Malaysia, provides services such as corporate restructuring public offerings, financial due diligence and internal audit and governance. Mr. Lew’s responsibilities include developing internal control and enterprise risk management for listed and non-listed companies as well as performing due-diligence review for investments and investigation purposes.

Mr Lew is a Chartered Accountant (CA) of the Malaysia Institute of Accountants (MIA) since 2002, also a Fellow Member of the Association of Chartered Certified Accountants (FCCA), UK since 2007. In February 2013, Mr. Lew received admission as a Professional Member-Institute of Internal Auditors Malaysia. On September 20, 2015, Mr. Lew received a degree from AsiaEUniversity for Executive Master of Business Administration (Entrepreneurial Management). On March 17, 2016, Mr. Lew became a member of Chartered Tax Institute of Malaysia.

M.W. “Jason” Chan, Chief Financial Officer - Operations

Mr. Chan was served as the Chief Financial Officer of GMCI Corp from October 2016 to July 2018. From August 2010 to September 2016, Mr. Chan was a Director of Transaction Reporting division for Baker Tilly Monteiro Heng, an accounting and audit firm located in Kuala Lumpur, managing a portfolio of audit clients with divergent operations and special reporting assignments such as reporting accountants for initial public offering, due diligence audits, restructuring and reverse takeovers as well as private debts security schemes.

Mr. Chan was a lead auditor with Ernst & Young, Malaysia from 1997 to 2008 and KPMG Ho Chi Minh from 2009 to 2010. During his career, he managed the portfolio of audit clients with divergent operations, including manufacturing and trading, retailing, property development and construction, oil and gas, hotels, leisure, and foods and beverages.

Mr. Chan obtained his professional qualification from ACCA, UK in 2005. He is also a member of the Malaysian Institute of Accountants (MIA) since 2006.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 4, 2018, the Board of Directors of the Company approved changing the fiscal year-end of the Company from November 30 to June 30 as a result of the SBS Acquisition.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On July 12, 2018, the Company acquired SBS in a reverse acquisition transaction. Prior to the transactions contemplated by the Share Exchange Agreement, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Share Exchange Agreement, the Company is no longer a shell company. The information with respect to the transactions set forth in Item 2.01 is incorporated herein by reference.

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FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of SBS except that information relating to periods prior to the date of the reverse acquisition only relate to GMCI and its subsidiary SBS and controlled consolidated affiliate unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

BUSINESS OVERVIEW

We conduct our operations through our controlled consolidated subsidiary SBS Mining Corp. Malaysia Sdn. Bhd. (hereinafter referred to as “SBS”). SBS, founded on August 14, 2008, is a Malaysia corporation primarily engaged in trading activities for certain mineral ores and mining and exploration of properties located in Malaysia.

OUR CORPORATE HISTORY AND BACKGROUND

The Company was incorporated in the State of Nevada on September 5, 2012. November 30th has been established as the Company’s fiscal year end. The Company was initially created to engage in developing a built in safe with a combination lock that can store personal and or valuable items, inside of backpacks, carry-on luggage and suitcases. Since its inception and until the acquisition of SBS, the Company was a development stage company without significant assets or any revenue.

On October 31, 2016, a change in control of the Company occurred by virtue of the Company's largest shareholder sold 60,750,000 shares of the Company’s common stock to the Company’s current Chief Executive Officer, Ong Tee Keat, an individual residing in Malaysia, which represented 60.22% of the Company’s total issued and outstanding shares of common stock at that time. Such 60,750,000 shares sold represented all of the shares of the Company’s common stock owned by such prior shareholder.

On October 31, 2016, the Company filed a Certificate of Amendment with the Nevada Secretary of State (the “Nevada SOS”) whereby it amended its Articles of Incorporation by (a) increasing the Company’s authorized number of shares of common stock from 200 million to 5 billion; and (b) increasing all of its issued and outstanding shares of common stock at a ratio of seven (7) shares for every one (1) share held. The Company’s Board of Directors approved this amendment on October 26, 2016.

On November 3, 2016, the Company filed Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, NAMI Corp. pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company was the surviving entity and changed its name to “NAMI Corp.”

Acquisition of SBS

On July 12, 2018, we completed a reverse acquisition transaction through a share exchange with GMCI, the sole SBS shareholder, whereby we acquired 100% of the outstanding shares of SBS from GMCI in exchange for the issuance of a total of 720,802,346 shares of our common stock to GMCI, representing 102.08% of our pre-merger issued and outstanding shares of common stock. As a result of the reverse acquisition, SBS became our wholly-owned subsidiary and the former SBS Shareholder, GMCI, became our controlling stockholder. The share exchange transaction was treated as a recapitalization, with SBS as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of SBS.

Immediately prior to the Share Exchange, GMCI owned all of the issued and outstanding capital stock of SBS. As a result of our acquisition of SBS, we now own all of the issued and outstanding capital stock of SBS. Subsequent to the closing of the Share Exchange Agreement, we conduct our operations through our controlled consolidated subsidiary SBS. SBS is primarily engaged in mining and exploration of properties located in Malaysia.

On July 19, 2018, the Company was notified that the Board of GMCI deemed it to be in the best interests of the GMCI and its stockholders for GMCI to approve and declare a dividend of shares of Nami to the stockholders of the GMCI, on a pro rata basis, determined in accordance with the number of shares of capital stock of the GMCI held by such stockholders, thereby transferring ownership of 100% of the outstanding shares of Nami owned by GMCI to the stockholders of the GMCI (collectively, the “Nami Stock Dividend”). The Nami Stock Dividend was completed on August 21, 2018.

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OVERVIEW

SBS Mining Corp. Malaysia Sdn. Bhd. (hereinafter referred to as “SBS”), founded in August 14, 2008, is a Malaysia corporation primarily engaged in mining and exploration of properties located in Malaysia.

SBS is located at No 1, 1st Floor, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia.

On March 26, 2015, GMCI entered into a Share Exchange Agreement (the “GMCI Agreement”) with all of the shareholders of SBS. Pursuant to the GMCI Agreement, GMCI acquired 600,000 shares of capital stock of SBS (the “Original SBS Shares”) from the SBS original shareholders (the “SBS Original Shareholders”) and in exchange issued 500,000,000 restricted shares of its common stock to the SBS Original Shareholders.

The 600,000 Original SBS Shares constituted all of the issued and outstanding shares of SBS and were held by a total of three (3) shareholders, including the GMCI's sole director and Chief Executive Officer, Mr. Lok Khing Ming. Mr. Lok Khing Ming owned ten percent (10%) of Original SBS Shares, or 60,000 shares. The remaining shares were owned by Mr. Liew Chin Loong (90,000 shares; 15%), who resides in Malaysia and LYF & Son Realty Sdn. Bhd., a Malaysian corporation (450,000 shares; 75%). Pursuant to the GMCI Agreement, Mr. Lok received 50 million shares of the GMCI's common stock; Mr. Liew received 75 million shares; and LYF & Son Realty Sdn. Bhd. received 375 million shares, respectively. As a result of the GMCI Agreement, SBS became a wholly owned subsidiary of GMCI and GMCI carried on the business of SBS as its primary business. The closing of the GMCI Agreement occurred on April 23, 2015.

In August 2018, SBS designated a new class of preferred equity, designated the 12% redeemable cumulative preference shares, in its attempt to raise capital for business expansion and exploration and mining activities. SBS authorized the issuance of up to 50 million shares at the issue price of MYR 1.0 per share. The new preferred equity carries a cumulative 12% preferred dividend, payable on a quarterly basis, based on the issue price of the preferred security. The preferred dividend will have priority to any payment of dividends on the common equity of SBS. The preferred shares automatically convert to NAMI Corp common shares at the rate of USD $1.50 on then value translated into USD of each 12% redeemable cumulative preference share at the company redemption date which is 2nd anniversary of the issuance date. In the event of the liquidation or winding up of SBS, the preferred shares are entitled to distributions prior to any amounts distributed to the common equity holders of SBS. The holders of the preferred shares, so long as the cumulative preferred dividend is timely paid each quarter, have no general voting rights, but have rights to vote on any matters that effect the provisions of the preference shares. In the event that SBS fails to timely make its quarterly dividend payment, the holders of the preferred equity receive the right to vote on any and all general corporate matters of SBS on a 1 for 1 basis with the number of preferred shares held. In August 2018, SBS commenced an equity raise of up to MYR 50,000,000 (approximately $12.4 million USD) through the issuance of cumulative 12% redeemable preference shares and as of the date of this filing, we have raised MYR 280,000 (approximately $70,000 USD).

Products and Suppliers

Bauxite Financing

Until 2016, SBS was focused on exploration activities in order to develop properties for producing metal ores, such as iron ore, bauxite and tin ore. SBS held licenses to two (2) properties located in Malaysia and on which it was prospecting for iron ore mining. The total mining area included as part of those two (2) licenses consisted of 100 (hectares (247 acres). At the time that the GMCI Agreement was concluded (approximately the second quarter of 2015), the market price for iron ore was between $45 and $65. SBS believed that there would be a downward trend for iron ore prices and eventually the market price fell below $45 in December 2015. Therefore, SBS commenced a plan to move into financing bauxite mining and trading in the surrounding area. In January 2016, SBS' two (2) licenses expired and as a result of the lack of economic viability in the marketing of iron ore, management determined not to renew these licenses on expiry.

SBS provides financing for the acquisition, stockpiling storage, exporting and shipment of bauxite ore from Malaysia. Currently, SBS has provided funding to Sincere Pacific Mining (M) Sdn. Bhd. (“Sincere Pacific”) to purchase and sell/export bauxite through verbal agreement. Sincere Pacific is considered as a related party as Mr. Liew Chin Loong, is also a fifty percent (50%) owner and a director of Sincere Pacific.

SBS and Sincere Pacific have verbally agreed to work in partnership to acquire and arrange transport for stockpiled bauxite shipments to Mainland China. Services required for the loading, processing and transport of bauxite from mine sites to the port will be provided by SBS and Sincere Pacific directly. Sincere Pacific has agreed to manage all labor, processing, transport and export of the ore until such time as the parties have concluded a total of seven (7) shipments.

Sincere Pacific holds a special license from the government of Malaysia which allows it to hold up to 1.8 million tonnes of bauxite stockpile for shipment at Felda Bukit Goh, Kuantan. This permit has no expiration date. Sincere Pacific and SBS intend to conclude approximately seven (7) shipments under this permit. As of June 30, 2018, the two parties have concluded five shipments and expect the remaining two shipments to be concluded in the 3rd or 4th quarter of 2018. On March 22, 2018, Sincere Pacific obtained an additional bauxite export license for a total tonnage of 124,160.67 metric tonnes. The said license was expired on April 30, 2018. No shipment was delivered during this period. Sincere Pacific acquires or purchases bauxite from multiple sources in Malaysia for selling the ore to customers in China.

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Upon purchasing bauxite in Malaysia, Sincere Pacific processes the ore in its facilities, then stockpiles the ore pending shipment. Each shipment of bauxite consists of up to 55,000 tonnes. SBS does not take physical possession of the minerals at any time. It has been agreed between the parties that SBS shall receive a commission based on gross washed bauxite tonnage of up to 20,000 tonnes per shipment. Thereafter, if successful, the two parties will enter a formal agreement with respect to further shipments under newly negotiated terms. It is anticipated that the sales price obtained by Sincere Pacific for unwashed bauxite could gross a total of US$24.50 to US$26.00 per dry and delivered metric tonne, free on board stowed and trimmed, subject to certain penalties or bonus based on the percentage of certain mineral compounds present (primarily aluminum oxide and silicon dioxide). Sincere Pacific issues payment to SBS upon successful conclusion of shipments, at an agreed US$1.00 per delivered dry tonne, net any applicable fees such as storage, etc. The parties intend to formalize a written agreement for future mineral trading activities following successful conclusion of approximately seven (7) shipments whereby SBS will receive commissions on up to 140,000 gross tonnes.

However, the price at which Sincere Pacific sells a shipment of bauxite is subject to negotiation and current market prices. Therefore, this average net income of US$1.00 per tonne payable to SBS is subject to adjustment and possible volatility.

To date, Sincere Pacific has completed five (5) shipments of bauxite and SBS has provided Sincere Pacific with $614,226 (MYR$2,504,769) of financing used towards a portion of these shipments. Of the total financing advanced by SBS, $186,744 (MYR$800,000) has been repaid by Sincere Pacific as of the date of this filing. Through June 30, 2018, SBS has received a total of $82,018 (MYR350,306) in commissions from Sincere Pacific from its bauxite trading operations.

Sea Sand Mining

On August 30, 2017, SBS entered into a partnership agreement with JHW Holdings Sdn Bhd (“JHW”), a private limited company incorporated in Malaysia, to establish a venture for sea sand mining and dredging at the site of Peninsular Malaysia coast line. Pursuant to the agreement, JHW has submitted an application (the “Application”) to the government of Malaysia to extract and explore sea sand in an area of approximately 1,113km2 located at the coastline of State of Terengganu, Malaysia (the “Area”) on June 14, 2017 and the said Application was approved on August 29, 2017 subject to conditions for JHW to complete quantitative and qualitative studies of sand resources, hydrographic measurement, hydraulic study of computerized models, and environmental impact assessment (“EIA”) report within six months of the approval subject to renewal and extension . On September 8, 2017, JHW applied for revision of the said Area to 383 km2 and revision approval had been obtained on November 7, 2017. JHW is responsible to bear its own cost and expenses to carry out and submit to relevant authorities all necessary study reports including but not limited to EIA report, feasibility and hydraulic studies in respect of the said Area upon approval (the “Final Approval”) of the Application. SBS is given the exclusive rights to operate mining and extraction on the said Area and is responsible for planning operation, supervision, coordination, management and implementation of the said mining operations of the Area. Data collection (field work) for EIA report processing has been completed and is now in process of processing for submission to thirteen government departments such as Fishery, Sociobiological, and Environment departments. The EIA approval was obtained from environment departments on September 2, 2018 which is valid for two years and allows SBS to start to mine up to 41 Mm3 from the approval area within two years from the approval date. After obtaining thirteen governments approvals, Ministry of Natural Resources and Environment will grant the Final Approval for us to start mining and extraction of sea sand in the Area. SBS has agreed to pay JHW a refundable payment in amount of RM 500,000 which shall accrue and become payable upon the issuance of Final Approval of the Area by the Government of Malaysia. SBS agrees that net income from the operation of the mining activities in the Area shall be divided 25% to JHW and 75% to SBS. The Agreement shall be terminated upon irrevocable rejection for Final Approval of the said Application of the said area. JHW expects to receive the Final Approval from government of Malaysia by the 4th quarter of 2018.

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The general location of the sea sand mining area is provided in the map below.

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Currently bauxite trading business between SBS and Sincere Pacific is the only current source of income of SBS.

OUR INDUSTRY

Bauxite Trading

The shipments and demand for bauxite from Malaysia has increased, as illustrated by the fact that People's Republic of China (“China”) imported 14 times more bauxite from Malaysia in November 2014 than in March 2014, after an export ban in Indonesia stopped supplies of the ore to the world's biggest consumer of industrial metals. As at the date of this report, the ban imposed on Indonesia has been lifted, which could lessen China's increased purchase of bauxite from Malaysia. (see http://www.themalaymailonline.com/money/article/indonesias-bauxite-ban-malaysias-boom#Y9AbyelSfUL4o1Uj.97)

Bauxite mines are springing up in Malaysia and shipping an ever-increasing amount of the raw material used for the production of aluminum to China, helping fill a gap since Indonesia banned ore exports in January 2015 in a bid to encourage value-added processing at home.

According to an article published on March 2, 2017, on Fairplay.IHS.com, China is the world's largest aluminum producer, representing 54% of the global primary aluminum production. China will need around 130 million tonnes of bauxite each year to feed its aluminum industry and in 2016, China imported 51.8 million tonnes of bauxite. (see http://fairplay.ihs.com/commerce/article/4282936/bauxite-shipments-set-for-shake-up)

In 2014, Malaysia exported 3.2 million tonnes of bauxite globally, compared to 154,044 tonnes in 2013. In 2015, Malaysia exported 24.3 million tonnes, resulting $1.1 billion revenue to exporters. China accounts for 99% of Malaysia's export of bauxite. In 2016, the government of Malaysia halted all mining activities and ordered to clear about the country's huge stockpile of bauxite, requiring all exports to be done pursuant to approved permits issued by the Malaysia government. This ban on the mining of bauxite remains in place as of the date of this filing. As a result, Malaysia exported 7.4 million tonnes of bauxite in 2016. (see http://www.alcircle.com/bauxite/newscircle/market/detail/26443/malaysia-exported-24-million-tons-of-bauxite-to-china-in-2015-up-650-yoy) The Department of Statistics of Malaysia has not published amount of export of bauxite from Malaysia for the year 2017 and 2018.

Sea Sand Mining

The process of sea sand mining is extracting sand from the ocean bed with heavy machinery. Then sands are dredged and stored into bunkers or vessels which will be shipped to the buyer’s destination. In commercial businesses, sands are mainly used as construction materials (brick, concrete, and roads) and for land reclamation (also known as landfills). In addition, a full Environmental Impact Assessment (EIA) must be carried out to ensure the mining is done responsibly, keeping in balance the wildlife and ecosystem within its vicinity.

The demand for sea sand has soared globally mostly for industrial and land reclamation purposes. According to the United Nation Commodity Trade Statistics Database (UN COMTRADE), international trades value has increased a close 6 folds in the last 25 years. (source link: http://comtrade.un.org). The Department of Mineral & Geoscience Malaysia in 2015 reported that Singapore is Malaysia’s largest importers for sand & gravel (47%), followed by Thailand (29%) and Vietnam (14%). (source link: http://www.nre.gov.my)

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COMPETITION

Currently, we do not have any direct competition with respect to the specific properties we hold licenses to through our partnership. Sincere Pacific is one of the few holders of Approved Permits in Malaysia to export bauxite. It has little competition in terms of purchasing and exporting bauxite.

In terms of developing our business plan and conducting exploration and later deposit development, we expect to compete for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations.

Currently, there is significant competition for financial capital to be deployed in mining and material extraction. Therefore, it is difficult for smaller companies such as us to attract investment for its exploration activities. We cannot give any assurances that we will be able to compete for capital funds, and without adequate financial resources management cannot assure that the Company will be able to compete in exploration activities and ultimately in material deposit development, production and sales.

MARKETS, SALES AND DISTRIBUTION

If we are able to obtain the Final Approval from relevant government authorities and decide to proceed with our sea sand mining business, we plan to distribute and sell sand to customers from the neighboring countries such as Singapore, Thailand, Vietnam, Brunei and Cambodia. Overall demand for sand in the market is high. Singapore remains the largest importer for sand for land reclamation, by filling the sea along its coast with imported sand, Since 1960 Singapore has expanded its physical size by 24%. (source link: http://www.bloomberg.com/news/articles/2017-10-30/singapore-is-finding-it-harder-to-grow-literally). The Department of Mineral & Geoscience Malaysia in 2015 reported that Singapore is Malaysia’s largest importers for sand & gravel (47%), followed by Thailand (29%) and Vietnam (14%). (source link: http://www.nre.gov.my)

In Vietnam, scientists from the Vietnam Institute of Transport Science & Technology (“ITST”) warns that the domestic supply of natural sand is nearing an end and could be depleted by 2022 due to excessive exploitation (source link: http://www.straitstimes.com/asia/se-asia/vietnam-to-run-out-of-sand-in-5-years-say-experts). Furthermore, illegal mining activities in Vietnam reaches epidemic proportions where the Deputy Ministry of Public Security, Senior Lieutenant General, Le Quy Yong had detected more than 4,300 violations in more than 8,000 inspections in the past years. (source link: http://www.asiaone.com/asia/illegal-sand-mining-vietnam-reaches-epidemic-proportions).

In Indonesia, the locals resist sand mining & construction of artificial islands due to potential harm to fish stocks and environment. Report shows locals mount fierce resistance against sand mining and land reclamation in Makassar as well as southern tip of Indonesia Sulawesi island and this has puts on hold by the provincial government (source link: http://www.business-humanrights.org/en/indonesia-locals-resist-sand-mining-and-construction-of-artificial-islands-due-to-potential-harm-to-fish-stocks-and-environment).

In Cambodia, Cambodia bans exports of coastal sand, mainly to Singapore. Cambodia has outlawed sand exports where it is primarily funneled in huge quantities to Singapore. A movement met with skeptic activist who said the previous bans had failed (source link: http://www.asiaone.com/singapore/cambodia-bans-exports-coastal-sand-mainly-singapore). Furthermore, UN questioned on Cambodia’s sand exports where UN date showed that Cambodia had exported $752 million worth of sand to Singapore. Yet, Cambodia only reported $5 million worth of trade value. This large scale of dredging would hugely affect the natural environment and the local communities.(source link: http://www.rfa.org/english/news/cambodia/sand-storm-11022016160124.html).

Contrast to the neighboring countries that has seized exporting sand due to worrisome environmental issues. Therefore, giving Malaysia a higher demand for sea sand in the market adhering to the thorough Environment Impact Assessment (EIA).

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INTELLECTUAL PROPERTY

SBS has no significant intellectual property as of the date of this filing.

PROPERTIES

(1) Office lease 1

On July 10, 2015, SBS entered into a two-year lease commencing August 1, 2015 for office premises in Lorong 3/137C, Off Jalan Klang Lama, 58000 Kuala Lumpur. Under the terms of the lease the Company will pay monthly rent of $606 USD at current exchange rate (MYR 2,600) and shall be responsible for all monthly utilities. The Company has paid a deposit of two months' rent and a deposit for utilities with a cumulative total of $1,823 USD (MYR 7,800). The annual lease commitment, exclusive of utilities is noted below: Fiscal 2018 - US$606 (MYR 2,600). The lease was expired in July 2017.

(2) Office lease 2

On July 25, 2016 and September 15, 2016 respectively, the Company entered into lease agreements for two individual corporate offices at Tower 1, Avenue 3, The Horizon, Bangsar South City, Kuala Lumpur, Malaysia 59200. The leased premises occupy a total of 5,652 square feet on level 1 and 5,773 square feet on level 5, and each allowed for one month free rent in order to renovate and occupy the space.

Under the terms of the lease(s) the Company will pay monthly rent of $7,242 USD (MYR 31,086) for Level 1 and $7,397 USD (MYR 31,752) for Level 5, and shall be responsible for all monthly utilities. The Company has recorded deferred rent for each of the Level 1 and Level 5 leases in the amount of one month's rent respectively for each of the leases in order to account for the free month of occupancy included in the terms of the lease. Deferred rent is being amortized over the term of the leases. Security deposits of two months' rent for Level 1 and Level 5 totaling $43,917 USD (MYR 188,513), and a deposit for utilities with a cumulative total of $7,320 USD (MYR 31,419) were remitted by a related party. The annual lease commitments, exclusive of utilities is noted as: Fiscal 2018 - US$175,670 (MYR 754,056).

The two leases were terminated on March 31, 2018.

(3) Office lease 3

Currently, a director of SBS has leased shared office space for SBS operations the cost of which is $355 (RM$1,500 per month), the use of which is provided to the Company free of charge by the SBS director. The operating office is located at No 1, 1st Floor, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia.

REGULATION

Because our operating subsidiary SBS is located in Malaysia, our business is regulated by the national and local laws of Malaysia. We believe our conduct of business complies with existing Malaysia laws, rules and regulations.

The export of bauxite requires Approved Permits issued by the Ministry of Malaysia. Sincere Pacific was issued the Approved Permit and it can be renewed with the government.

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The exploration and development of a mining prospect in Malaysia is subject to regulation by a number of governmental authorities. The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral and ore extraction, ore milling, water use, waste disposal and use of toxic substances.

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The Mineral Development Act of 1994 (“MDA”) defines the powers of the Federal Government on matters pertaining to the inspection and regulation of mineral exploration, mining and other related issues. The legislation is enforced by the Department of Minerals and Geosciences of Malaysia.

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The State Mineral Enactment (“SME”) provides that each State has its own legislation to govern mining activities within its jurisdiction. The State Mineral Enactment provides the States with the powers and rights to issue mineral prospecting and exploration licenses and mining leases and other related matters.

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Continental Shelf Act of 1966 is an Act relating to continental shelf of Malaysia, the exploration thereof and the exploitation of its natural resources. Application of license for mining activities on getting sand from sea-bed is regulated under this Act.

In addition, we are subject to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation. Many of the regulations require permits or licenses to be obtained and the filing of certain notices, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration, development and operation activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

INSURANCE

Insurance companies in Malaysia offer limited business insurance products. While business interruption insurance is available to a limited extent in Malaysia, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

OUR EMPLOYEES

As of September 2018, we have a total of 9 full-time employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

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Risks Related to Our Business

We have never generated any significant revenues, have a history of losses and cannot assure you that we will ever become or remain profitable.

We have not yet generated any significant revenue from operations, and, accordingly, we have incurred net losses every year since our inception. At June 30, 2018 and 2017, the Company reported a net loss of $459,704 and $525,393, respectively. In addition, as of June 30, 2018, the Company had a working capital deficit of approximately$2.15 million with cash on hand less than $20,000. Our auditor’s report for the year ended June 30, 2018 includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We have funded the majority of our activities through related party loans and financing. Although we plan to enter into sea sand mining business, we continue to anticipate net losses and negative cash flow for the foreseeable future. We believe we have the opportunity to reach positive cash flow in 2019, although doing so depends on many factors, including our ability to execute our new business plan of sea sand mining. There can be no assurance that our revenues will be sufficient for us to become profitable or thereafter maintain profitability. We may also face unforeseen problems, difficulties, expenses or delays in implementing our business plan.

Our cash requirements are significant. The failure to raise additional capital will have a significant adverse effect on our financial condition and our operations.

If we decide to execute our business plan of sea sand mining, our cash requirements and expenses will be significant. We require significant cash outlay but have no committed funding if JHW is issued the sea sand mining permits with our current financial position as of June 30, 2018. SBS is also obligated to pay JHW a refundable payment in amount of RM 500,000 which shall accrue and become payable upon the issuance of Final Approval by the Government of Malaysia for us to start mining and extraction of the approved sea sand area.

We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional financing to continue these operations.

We believe that our existing capital resources are not adequate to enable it to execute its business plan and as of the date of these financial statements and has no firm commitment for either additional debt or equity financing available to it in order to meet our current commitments. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. We estimate that we will require additional cash resources during fiscal 2018 and beyond based on our current operating plan and condition. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenue and a decrease in certain operating expenses, although there can be no assurance thereof. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations and have a material adverse effect on our financial condition, operating results and growth prospects.

Our success to date has been largely due to the contributions of the expertise and advisories of our board of directors and key management team. The continued success of our business is very much dependent on the experience of the members of our management team and the goodwill that they have developed in the industry to date. As a result, our continued success is dependent, to a large extent, on our ability to retain the services of our management team and key personnel. The loss of the services of any of our management team or key personnel due to resignation, retirement, illness or otherwise without suitable replacement or the inability to attract and retain qualified personnel would have a material adverse effect on our operations and may reduce our profitability and the return on your investment. We do not currently maintain key person insurance covering our key personnel. We are currently working on the key person insurance and also the business continuity plan.

Our core business in mining is dependent on obtaining all required permits and licenses to place any properties into production.

Our current and future operations, including development activities and commencement of production, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, and other matters. Companies engaged in mineral property exploration and the development or operation of mines and related facilities generally experience increased costs, as well as delays in production and other schedules as a result of the need to comply with applicable laws, regulations, and permits. We cannot predict if all permits that we may require for exploration, development, or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

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Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations, and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties

Our current revenue stream from bauxite is being generated by one customer

In the event that such customer reduces its amount of bauxite trading, our revenue stream will be materially impaired unless we are able to expand our customer base. Although we expect for the foreseeable future to diversify our revenue stream and customer base into sea sand industry, we cannot assure you that we will be able to increase our customer base or retain our sole customer.

Unilateral rescission of agreement by our partners could have an adverse effect on bur business, financial condition and growth prospects.

Notwithstanding that we now retain a good partnership with our partners, there is the possibility that our partners will not obtain business licenses or deliver products on schedule or will terminate the agreement unilaterally, which will cause adverse effect on our business.

Government Regulation

The mining industry is subject to extensive regulation by Malay government agencies and local authorities. These regulations are laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, advertising and relations with wholesalers and retailers. In addition, new regulations or requirements or increases in exercise taxes, income taxes, property and sales taxes and international tariffs, could materially adversely affect the financial results of the Company. The Company can provide no assurance that there will not be future legal or regulatory challenges to the industry, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Mining operations are subject to extensive and costly environmental laws and regulations, and such current and future laws and regulations could materially increase our operating costs or limit our ability to produce and sell our mining products and services

The mining industry is subject to numerous and extensive Malay federal, state and local environmental laws and regulations, including laws and regulations pertaining to permitting and licensing requirements, air quality standards, plant and wildlife protection, reclamation and restoration of mining properties, the discharge of materials into the environment, the storage, treatment and disposal of wastes, protection of wetlands, surface subsidence from underground mining, and the effects that mining has on groundwater quality and availability. The costs, liabilities and requirements associated with these laws and regulations are significant, time-consuming and may delay commencement or continuation of our operations.

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We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim against a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

The lack of expertise in U.S. GAAP among the staff of our finance department could result in errors in our filings.

The books and records of SBS, our operating entity, are maintained in accordance with bookkeeping practices that are customary in Malaysia. The staff of our finance department, which prepares those financial statements, has extensive experience with Malaysia GAAP, but very limited experience with U.S. GAAP. Therefore, in order to file with the SEC consolidated financial statements prepared in accordance with U.S. GAAP, we have engaged an independent consultant who makes the adjustments to the financial statements of SBS necessary to achieve compliance with U.S. GAAP, then performs the consolidation required to produce the consolidated financial statements of SBS. Because that consultant, who is not present in our executive offices, is the only participant in the preparation of our financial statements possessing a familiarity with U.S. GAAP, there is a risk that the persons responsible for the initial classifications of the elements of our financial results will err in making those classifications, which will cause our reported financial statements to be erroneous. Any such errors, besides being misleading to investors, could result in subsequent restatements, which could have an adverse effect on the perception of the Company among investors.

Our management has limited experience in managing and operating a public company. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our management has no experience managing and operating a public company and will rely in many instances on the professional experience and advice of third parties including our attorneys and accountants. Few members of our middle and top management staff were educated and trained in the Western system. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards. Therefore, we rely on the expertise on the professional independent accountants, financial and corporate advisors engaged by us based in U.S, in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended. This reduces significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the U.S. Securities and Exchange Commission (“SEC”) rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002, as amended. Failure to comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in developing of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

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Risks Related to Doing Business in Malaysia

We face the risk that changes in the policies of the Malaysia government could have a significant impact upon the business we may be able to conduct in the Malaysia and the profitability of such business.

Policies of the Malaysia government can have significant effects on the economic conditions of the Malaysia. A change in policies by the Malaysia government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. We cannot assure you that the government will continue to pursue current policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the Malaysia's political, economic and social environment.

Fluctuations in exchange rates could adversely affect our business and the value of our securities

The value of the RM against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Malaysia's political and economic conditions. The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RM and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RM relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As we rely entirely on revenues earned in the Malaysia, any significant revaluation of RM may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RM for our operations, appreciation of the RM against the U.S. dollar could cause the RM equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RM into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RM, the U.S. dollar equivalent of the RM we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Because our principal assets are located outside of the United States and all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in the PRC.

All of our directors and officers reside outside of the United States. In addition, substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the Malaysia and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in Malaysia courts.

22

Failure to comply with the U.S. Foreign Corrupt Practices Act and Malaysia anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the Malaysia’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Malaysia. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We do not have liability business interruption, litigation or natural disaster insurance.

We do not have any business liability, disruption insurance or any other forms of insurance coverage for our operations in Malaysia because our business is still in planning and early stage. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Because we derive all of our revenue from outside of the United States, we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Factors relating to the operation of our business outside of the United States may have a material adverse effect on our business, financial condition and results of operations in the future, including:

•	fluctuations in exchange rates;

•	the imposition of governmental controls or changes in government regulations, including tax regulations;

•	export license requirements;

•	restrictions on the export of technology;

•	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;

•	restrictions on transfers of funds and assets between jurisdictions;

•	geo-political instability; and

•	trade restrictions, import/export duties and changes in tariffs.

23

In the future we may seek to expand our presence in certain foreign markets or enter emerging markets. Evaluating or entering into an emerging market may require considerable management time, as well as start-up expenses for market development before any significant sales and earnings are generated. Operations in new foreign markets may achieve low margins or may be unprofitable, and expansion in existing markets may be affected by local political, economic and market conditions. As we continue to operate our business globally, our success will depend, in part, on our ability to anticipate and effectively manage these and the other risks noted above. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Risks Relating to our Common Stock

Our common stock is thinly traded and largely illiquid.

Our stock is currently quoted on the OTC Markets (OTCQB). Being quoted on the OTCQB has made it more difficult to buy or sell our stock and from time to time has led to a significant decline in the frequency of trades and trading volume. Continued trading on the OTCQB will also likely adversely affect our ability to obtain financing in the future due to the decreased liquidity of our shares and other restrictions that certain investors have for investing in OTCQB traded securities. While we intend to seek listing on the Nasdaq Stock Market (“Nasdaq”) or another stock exchange when our company is eligible, there can be no assurance when or if our common stock will be listed on Nasdaq or another stock exchange.

The market price of our stock is subject to volatility.

Because our stock is thinly traded, its price can change dramatically over short periods, even in a single day. An investment in our stock is subject to such volatility and, consequently, is subject to significant risk. The market price of our common stock could fluctuate widely in response to many factors, including:

•	developments with respect to patents or proprietary rights;
•	announcements of technological innovations by us or our competitors;
•	announcements of new products or new contracts by us or our competitors;
•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;
•	changes in financial estimates by securities analysts and whether any future earnings of ours meet or exceed such estimates;
•	conditions and trends in our industry;
•	new accounting standards;
•	general economic, political and market conditions and other factors; and
•	the occurrence of any of the risks described in this prospectus.

You may have difficulty selling our shares because they are deemed “penny stocks”.

Because our common stock is not quoted on the Nasdaq National Market or Nasdaq Capital Market or listed on a national securities exchange, if the trading price of our common stock remains below $5.00 per share, which we expect for the foreseeable future, trading in our common stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction before the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer and current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and the ability of holders of our common stock to sell their shares.

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Because our shares are deemed “penny stocks,” FINRA rules make it difficult to remove restrictive legends.

Rules put in place by the Financial Industry Regulatory Authority (FINRA) require broker-dealers to perform due diligence before depositing unrestricted common shares of penny stocks, and as such, some broker-dealers, including large national firms, are refusing to deposit previously restricted common shares of penny stocks. As such, it may be more difficult for purchasers of shares in our private securities offerings to deposit the shares with broker-dealers and sell those shares on the open market.

We have no dividend policy at this juncture, stockholders will only benefit from owning common stock if it appreciates in value.

We have never declared or paid a cash dividend to stockholders. We intend to establish a dividend policy once the Company starts generating revenue and earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this annual report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to those discussed below and elsewhere in this annual report.

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We conduct our operations through our consolidated subsidiary SBS Mining Corp. Malaysia Sdn. Bhd. (hereinafter referred to as “SBS”). SBS, founded in August 14, 2008, is a Malaysia corporation primarily engaged in mining and exploration of properties located in Malaysia. It is located at No 1, 1st Floor, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia.

NAMI Corp. (the “Company”) was incorporated in the State of Nevada on September 5, 2012. The Company was initially created to engage in developing a built in safe with a combination lock that can store personal and or valuable items, inside of backpacks, carry-on luggage and suitcases. Since its inception and until the acquisition of SBS, the Company was a development stage company without significant assets or any revenue.

On October 31, 2016, the Company filed a Certificate of Amendment with the Nevada Secretary of State (the “Nevada SOS”) whereby it amended its Articles of Incorporation by (a) increasing the Company’s authorized number of shares of common stock from 200 million to 5 billion; and (b) increasing all of its issued and outstanding shares of common stock at a ratio of seven (7) shares for every one (1) share held. On November 3, 2016, the Company filed Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, NAMI Corp. pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company was the surviving entity and changed its name to “NAMI Corp.”

25

Recent Developments

Acquisition of SBS

On July 4, 2018, we entered into a Share Exchange Agreement with SBS, and GMCI Corp, the shareholder of SBS, pursuant to which on closing date of July 12, 2018 we acquired all of the outstanding shares of SBS Shares from the GMCI in exchange for an issuance of 720,802,346 shares of our common stock, representing approximately 102.08% of our outstanding shares of common stock. We closed the Share Exchange transaction on July 12, 2018. Based on the negotiation between the parties, both parties agreed that after the transaction, our former shareholders shall own 49.49% while the GMCI shall own 50.51% of the capital stock of the Company. Pursuant to the Share Exchange Agreement, the Company acquired SBS, a Malaysia corporation whose primary business is mining and exploration of properties located in Malaysia. The SBS Acquisition was accounted for as a “reverse acquisition” effected as a recapitalization effected by a share exchange, wherein SBS is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. As a result of the SBS Acquisition, our consolidated subsidiaries include SBS, our wholly-owned subsidiary which is incorporated under the laws of Malaysia.

SBS was incorporated on August 14 2008 with the name SBS Legacy Corp Malaysia Sdn Berhad with an authorized share capital of RM100,000 and paid in capital of RM3. It changed to its current name of SBS Mining Corporation Malaysia Sdn Bhd on March 28, 2013. As of March 31 2018, SBS has registered share capital of RM600,000 at RM1 per share. Subsequent to the closing of the Share Exchange Agreement, we conduct our operations through our controlled consolidated subsidiary SBS. SBS is primarily engaged in mining and exploration of properties located in Malaysia. SBS operating office is located at No 1, 1st Floor, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia.

Comparison of Years Ended June 30, 2018 and 2017

Results of Operations

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities. In August 2018, we commenced an equity raise of up to MYR 50,000,000 (approximately $12.4 million USD) through the issuance of cumulative 12% redeemable preference shares and as of the date of this filing, we have raised MYR 280,000 (approximately $70,000 USD). We can make no assurance that we will be able to raise adequate funds through this offering.

The following summary of our results of operations should be read in conjunction with our financial statements for the years ended June 30, 2018 and 2017, which are included herein.

Our operating results for the year ended June 30, 2018, and June 30, 2017 and the changes between those periods for the respective items are summarized as follows:

	Year ended
	June 30,
	2018	2017	Change	%
Sales	$51,534	$32,737	$18,797	57%
				-
Operating expenses	387,340	457,955	(70,615)	(15%)
Other Expense	123,898	100,175	23,723	24%
Net loss	$(459,704)	$(525,393)	$65,689	(13%)
				-
Other Comprehensive Income (Loss):	$(97,152)	$68,370	$(165,522)	(242%)
				-
Comprehensive loss	$(556,856)	$(457,023)	$(99,833)	22%

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We commenced operations in regards to trading in bauxite during the year ended June 30, 2017. During the year ended June 30, 2018 the Company earned revenue from its bauxite trading activities and concluded shipments for an additional 60,000 tonnes of gross washed bauxite (net dry weight of 49,006 tonnes) for net commissions of $51,534 converted at agreed rates of conversion to RM of between 3.857 and 4.3021 for total proceeds of MYR 210,005, after adjustment for certain offset required. While we expect Sincere to have additional tonnage available for shipment in the following year, we can make no assurances that we will have additional trading revenue in fiscal 2019. In future periods, should we be successful and obtain the permits and licenses we have submitted, we expect operations, and therefore revenues, to increase substantially above the current levels.

Our financial statements reported a net loss of $459,704 for the year ended June 30, 2018 compared to a net loss of $525,393 for the year ended June 30, 2017. Our losses have decreased, primarily as a result of a decrease in operating expenses of $70,615. The decrease in operating expenses was primarily the result of a decrease in payroll of $77,303. After March 31, 2018, we reduced staff and operating activities while we wait upon governmental review at the state and federal levels in Malaysia for our permit and license applications for sea sand mining operations and export sales. In future periods, should we be successful and obtain the permits and licenses we have submitted, we expect operations to increase substantially above the current levels of operations.

Other expense increased to $123,898 for the year ended June 30, 2018, compared to $100,175 for the year ended June 30, 2017. Other expense related to interest expense imputed for our non-interest bearing advances from related parties. We expect interest expense to increase in future periods until such time as we are able to generate profitable operations and begin to repay our advances from our directors and entities related to our directors.

Should we be successful in our efforts to raise additional capital and are able to successfully close one or more of our outstanding offers to purchase mining and explorations rights and thus begin exploration and mining operations, we expect that our expenses to increase substantially.

Liquidity and Financial Condition

Working Capital

	June 30,	June 30,
	2018	2017	Change	%
Current assets	$22,840	$253,107	$(230,267)	(91%)
Current liabilities	$2,170,420	$1,766,969	$403,451	23%
Working capital (deficit)	$(2,147,580)	$(1,513,862)	$(633,718)	42%

Our working capital deficit increased as of June 30, 2018, as compared to 2017, primarily due to a decrease in current assets and an increase in current liabilities. The decrease in current assets was primarily due to a decrease in deposit on Mineral property of $186,372. The increase in current liabilities was primarily due to an increase in amount due to related parties of $252.445, other payables and accruals of $99,555 and stock payable of $59,530.

In the coming quarters, prior to obtaining any permits or licenses, our largest cash outlays will be in regards to (1) professional fees for work performed for our reporting as part of NAMI Corp and (2) for the consultants as part of their work in submitting for our permits and licenses and the work performed to respond to any additional requests received from governmental authorities as part of the process of obtaining approval for the permits and licenses. In the coming quarters we will be required to pay our consultants. Included in our accrued expenses as of June 30, 2018 are fees for these consultants of approximately MYR 243,000 (approximately $60,000 USD) and in addition, based on certain milestones within our contract, the consultants are due an additional MYR 323,000 (approximately $80,000 USD) upon successfully completing those milestones.

In addition, we are currently in negotiations with a related entity, Nami Development Capital Sdn Bhd (“NDC”), to enter into a management services agreement or relationship in which NDC provides us with executive, technical and support staff, offices and other resources, instead of the Company hiring and acquiring all of those resources directly. At this time, those negotiations are still in preliminary stages, and no estimate is currently available for our expected costs.

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Cash Flows

	Year ended
	June 30,
	2018	2017	Change	%
Cash provided by (used in) operating activities	$12,512	$(216,726)	$229,238	(106%)
Cash used in investing activities	$(38,090)	$(34,814)	$(3,276)	9%
Cash provided by financing activities	$33,562	$255,833	$(222,271)	(87%)

Cash and cash equivalents on hand	$19,072	$9,852	$9,220	94%

Operating Activities

Net cash provided by operating activities was $12,512 for the year ended June 30, 2018 compared with net cash used in operating activities of $216,726 in the same period in 2017.

During the year ended June 30, 2018, cash provided by operating activities consisted of a net loss of $459,704, depreciation, depletion, amortization and impairment of $42,018, imputed interest on non-interest bearing related party advances contributed as paid in capital of $123,898, expenses directly paid by related party of $162,008, and changes in other receivable and deposits of $56,236 and accounts payable and accrued liabilities of $96,389, offset by change in deferred rent expenses of $8,333.

During the year ended June 30, 2017, cash used in operating activities consisted of a loss of $525,393, depreciation of $41,219, rent expenses contributed to additional paid in capital of $1,400, imputed interest contributed as paid in capital of $100,175, expenses directly paid by related party of $159,386, and changes in other receivable and deposits of $926 and deferred rent expenses of $8,091, offset by an increase in accounts payable and accrued liabilities of $2,530.

Investing Activities

Net cash used in investing activities was $38,090 for the year ended June 30, 2018, compared to $34,814 used in financing activities in the same period in 2017. During the year ended June 30, 2018, the Company received $192,245 from a receipt of trading advance, and used concession costs of $229,367 and purchase of plant and equipment of $968. During the year ended June 30, 2017, property and equipment of $34,814 was purchased.

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Financing Activities

Net cash from financing activities was $33,563 for the year ended June 30, 2018, compared to $255,833 from in financing activities in the same period in 2017. Net cash from financing activities for the year ended June 30, 2018 included $57,673 from stock payable and $257,672 from advances received from related parties, offset by $281,783 repayments of related party advances. Net cash from financing activities for the year ended June 30, 2017 included $893,748 from advances received from related parties, offset by $637,915 repayments of related party advances.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared and actual results could differ from our estimates and such differences could be material. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation our financial statements. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as included in this Annual Report, for disclosures regarding the Company's critical accounting policies and estimates.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the valuation of common stock and options issued as stock based compensation.

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Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on our company's financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 20, 2018, after giving effect to the SBS Acquisition and NAMI Stock Dividend, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 1,426,927,346 shares of Common Stock outstanding as of September 20, 2018. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, Nevada 89169.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)

Named Directors and Executive Officers
Ong Tee Keat (3)	617,562,784	43.28%
Nik Ismail bin Nik Yusoff	-	-
Abdul Aziz bin Abdul Jaafar	-	-
Soh Ooi Tech	-	-
Lok Khing Ming (4)	73,165,365	5.13%
Calvin Chin	-	-
MW Jason Chan	-	-
SN Loh	-	-
Chantel Chan	-	-
Lew Sze How	-	-
Directors and Executive Officers as a Group	690,728,149	48.41%

5% Shareholders
Ong Tee Keat (3)	617,562,784	43.28%
Lok Khing Ming (4)	73,165,365	5.13%
My Premier Trustee (Malaysia) Berhad (5)	182,159,951	12.77%
LYF & Son Realty Sdn. Bhd. (6)	375,000,000	26.28%
Liew Chin Loong	75,000,000	5.26%

All 5%+ Shareholders as a Group	1,322,888,100	92.97%

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____________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 20, 2018. As of September 20, 2018, there were 1,426,927,346 shares of our company's common stock issued and outstanding.

(2)	Based on 1,426,927,346 shares of Common Stock issued and outstanding as of September 20, 2018.

(3)

Effective December 13, 2016, Mr. Ong was appointed Chairman of the Board and CEO of the Company. Included in his 617,562,784 shares are 33,500,000 shares in his name personally, and in three separate trusts held by professional fiduciaries for the sole benefit of Mr. Ong: (1) 80,641,369 shares held by Fidserve Limited (“Fidserve”): (2) 164,427,652 shares held by Global Asset Trustee (Malaysia) Berhad (“GATB”); and (3) 338,993,763 shares held by Global Fiduciary Services Limited Central (“GFS”), collectively (the “Ong Trusts”). Among the Ong Trusts, Fidserve owns a total of 82,687,500 shares of which 2,046,131 shares are held by 82 subscribers (“Subscribers”) who purchased certificates of trust (“Certificates of Trust”) from Mr. Ong. GATB owns a total of 192,937,500 shares of which 28,509,848 shares are held by 1,100 Subscribers who purchased Certificate of Trust from the trust. GFS owns a total of 391,750,000 shares of which 52,756,237 shares are held by 1,755 Subscribers who purchased Certificate of Trust from Mr. Ong. The Subscribers will become the beneficial owners once they surrender their Certificates of Trust to their respective Ong Trust in exchange for their pro rata shares held on their behalf. None of the Subscribers is a U.S. person or owns more than 5% of the outstanding common stock of the Company. The following table illustrates the ownership of the Ong Trusts:

Owner	Fidserve	GATB	GFS
Total Number of Shares held in Trust	82,687,500	192,937,500	391,750,000
Total Number of Shares held in trust for Mr. Ong	80,641,369	164,427,652	338,993,763
Total Number of Shares held in trust for Subscribers	2,046,131	28,509,848	52,756,237
Total Number of Subscribers in each Trust	82	1,199	1,755

(4)

Lok Khing Ming (“Mr. Lok”), was appointed sole director of GMCI Corp effective December 12, 2014 and then appointed Chairman of GMCI Corp on October 5, 2016. Mr. Lok was appointed as executive director and secretary of NAMI on July 4, 2018. Included in 73,165,365 shares owned by Mr. Lok, are 18,534,726 shares held by My Premier Trustee (Malaysia) Berhad, 19,706,516 shares held by Leamington Corporation Limited, 9,142,088 shares held by Legacy Fiduciary Services Limited, and 25,782,035 shares held by EAS Alpha (PTC) Limited for the sole benefit of Mr. Lok.

(5)

My Premier Trustee (Malaysia) Berhad (““MPT”“) owns a total of 182,159,951 shares of NAMI, of which 18,534,726 shares are held by MPT for the sole benefit of Mr. Lok, and 163,625,225 shares are held by 3,087 Subscribers who purchased Certificate of Trust from Mr. Lok. The Subscribers will become the beneficial owners once they surrender their Certificates of Trust to their respective MPT in exchange for their pro rata shares held on their behalf. None of the Subscribers is a U.S. Person or owns more than 5% of the outstanding Common Stock of the Company.

(6)

LYF & Son Realty Sdn. Bhd (“LYFS”) owns 375,000,000 shares of NAMI. Included in the 375,000,000 shares owned by LYFS, Dato Chin Wai Leong owns 51% of the shares of LYFS while Madam Liew Yoke Foong owns the remaining 49%. Both Dato Chin Wai Leong and Madam Liew Yoke Foong have voting and dispositive control over the shares held by LYFS. Included in LYFS 375,000,000 shares are 325,000,000 shares held in its name and 50,000,000 shares held by Legacy Fiduciary Services Limited for the sole benefit of LYFS.

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Changes in Control

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

MANAGEMENT

Directors and Executive Officers

The following description sets forth the name, age, and position of our officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position(s)
Ong Tee Keat	62	Chairman
Nik Ismail bin Nik Yusoff	71	Independent Non-Executive Director
Abdul Aziz bin Abdul Jaafar	62	Independent Non-Executive Director
Soh Ooi Tech	38	Independent Non-Executive Director
Lok Khing Ming	49	Executive Director
Calvin Chin	42	Chief Executive Officer
Chantel Chan	58	Chief Operation Officer – Compliance
SN Loh	45	Chief Operation Officer – Operations
Lew Sze How	43	Chief Financial Officer – Compliance
MW Jason Chan	44	Chief Financial Officer – Operations

Ong Tee Keat, Chairman

Mr. Ong holds a Bachelor of Engineering (BE) in Mechanical Engineering from University of Malaya in 1981. Mr. Ong spent the early part of his professional career in the private sector as an Engineer. He joined Wagon Engineering Sdn Bhd as a Mechanical Engineer in 1981; William Jacks Sdn Bhd, Malaysia as a Sales Engineer in 1983; and Transtrade (M) Sdn Bhd, Malaysia as a Sales Manager in 1984. In 1985, he was a Senior Engineer and Marketing Manager for Wagon Engineering Sdn Bhd.

Mr. Ong served as a Political Secretary to Minister in Malaysia Federal Cabinet from 1986 to 1990; a Member of Parliament for Ampang Jaya, Malaysia from 1989 to 2004; a Member of Parliament for Pandan, Malaysia from 2004 to 2013; a Deputy Speaker of the House of Representatives, Parliament of Malaysia from 1990 to 1999; a Deputy Minister for Youth & Sports, Malaysia from 1999 to 2006; a Deputy Minister for Higher Education, Malaysia from 2006 to 2008; a Minister for Transport, Malaysia from 2008 to 2010.

Mr. Ong was also a columnist for Chinese daily Sin Chew Jit Poh, with articles running from 1979 to 1986.

With Mr. Ong at the helm, his vast technical and business acumen drives the Company’s overall direction, business and value.

Nik Ismail Bin Nik Yusoff

Mr. Nik Ismail Bin Nik Yusoff was appointed as Chairman of the Board of Directors for AT Systematization Berhad on May 24, 2015 and continues to hold that position. From 2001 to 2013, Mr. Nik was a Member of the Board of Directors of Malaysian AE Models Holdings Berhad, an investment holding company, which engages in designing, manufacturing, installing, and marketing material handling and conveyor systems and parties primarily to the automation industry in Malaysia.

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Abdul Azi bin Haji Jaafar

Mr. Abdul Aziz bin Haji Jaafar is currently a member of the Board of Directors of Malacca Economic Council (MAPEN), located in Malaysia. From 2013 to 2015, Mr. Abdul served on the Board of Trustees for the Malaysian Institute of Defense and Security (MiDAS), a Malaysian company located in Kuala Lumpur which is a professional research institution on issues of defense and security. From 2010 to 2012 he served as the Chairman for Armed Forces Welfare, Social and Sports Club (KSSKA). From 2008 to 2015, Mr. Abdul Aziz served as a member of the Board of the Malaysian Defense Council, located in Kuala Lumpur, which ensures coordinated and orderly development of the defense industry section in Malaysia. From 2008 to 2015, he served as the Vice President of Armed Forces Cooperatives (Koperasi Tentera), a financial institution located in Kuala Lumpur, Malaysia. From 2008 to 2015, Mr. Abdul served as a member of the Board of SME Ordnance (SMEO) Sdn Bhd., a Malaysian defense company located in Batu Arang. From 2008 to 2015 he served as a member of the Board of Boustead Naval Shipyard (BNS) Sdn Bhd., a Malaysian company located in Perak, which builds various types of naval and commercial vessels and provides extensive depot level maintenance services.

Soh Ooi Tech

Mr. Soh Ooi Tech is the Marketing Director of Pro Road Sdn. Bhd., which was engaged in the trading of liquor since year 2007 throughout Malaysia, and counties within Asia. His responsibilities include developing the company’s marketing strategy, including campaigns, events, digital marketing, public relations, tracking changes in supply and demand, identifying clients’ current and future needs, and monitoring the competition. Mr. Soh’s mandate is to provide a wide range of quality liquors, wines and beers from top brands at affordable prices and services to all clients.

Mr. Lok Khing Ming, Executive Director

Mr. Lok served as the Chief Executive Officer, President, Treasurer and sole director of GMCI Corp from December 2014 until October 2016 and was subsequently resigned from his office positions and appointed as the Chairman of the Board of GMCI Corp in October 2016. Mr. Lok Khing Ming was previously the managing director of SBS. Mr. Lok's responsibilities include leading the exploration for mining opportunities in and around Malaysia, developing business strategies and implementing the company's marketing plan. From 2007 to 2010, Mr. Lok was the General Manager of Asia East Coast Mining Sdn. Bhd., a company engaged in gold mining.

In November 1991, Mr. Lok earned a Diploma in Electronic Engineering from the Federal Institute of Technology, Malaysia.

Calvin Chin, Chief Executive Officer

Mr. Calvin served as the Chief Financial Officer of GMCI Corp since October 2015 and was subsequently re-appointed as the Chief Executive Officer of GMCI Corp from October 2016 until July 2018. Mr. Calvin was the Head of Finance for HCM-Hygenic Corporation (M) Sdn. Bhd. (a subsidiary of US multinational corporation) located in Batu Gajah, Perak, Malaysia) from July 2004 to October 2015. Mr. Calvin's duties included leading and emerging the finance team and assisting the managing director in management of the daily business operations. Mr. Chin, acting as one of the local directors for the Malaysia entity and sat on the Board of Directors as part of a decision maker for the Malaysia business entity. Mr. Calvin reported directly to the CFO based in the Unites States on the financial position of the Malaysia Corporation.

Mr. Calvin was a lead auditor with Ernst & Young, Malaysia from 2000 to 2004 and has auditing experience in specializing in manufacturing, retailing, plantation and property development industry.

Mr. Chin earned a professional degree from the Association of Certified Chartered Accountants (“ACCA”) in UK.

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Chantel Chan, Chief Operation Officer – Compliance

With 32 years of extensive experience in various industries and a determination to improve everything around her, Chantel brings laser-focused and strategy-focused approach along with the expertise to oversee the strategic development, expansion and growth of the NAMI Corp.’s businesses.

Chantel was the General Manager responsible for sales and marketing, IT software development, local/off-shore data conversion, facilities data collection, digital mapping and street directory and business development and planning for Rimman International Sdn. Bhd. a company providing services related to computer mapping, facilities management for the telecommunication and utilities industry in Malaysia and international market.

Chantel joined Zija International (a multinational corporation in Utah, USA) as a Marketing and Business Consultant from 2013 to 2015, responsible in reviewing all aspects of marketing for south east asia region, assist in opening up new markets in south east-asia region pertaining to products and license application and assist in the area of logistic in the south east-asia region. Chantel also oversees the implementation of corporate policies, procedures and programs in the south east-asia region. Chantel ensures that Zija and its Distributors conduct business in compliance with applicable regulatory laws to secure Zija’s future as a legacy company.

Between 1999 to 2012, she has been a Director/Chief Operating Officer of Borderless Marketing Group Sdn Bhd involving in IT project management and operation for supporting clients in the south east-asia region. She was also appointed as an advisory council member for Agel Enterprises (a multinational corporation in Utah, USA). for Malaysia and Indonesia market.

In 1984, Chantel graduated from the University of Toronto, Canada with a Bachelor of Science in Computer Science and Actuarial Science.

S.N. Loh, Chief Operating Officer - Operations

Mr. Loh was served as the Chief Operating Officer of GMCI Corp from October 2016 to July 2018. From April 2012 to October 2015, Mr. Loh was the General Manager responsible for marketing, sales, business development and planning for WRP Asia Pacific Sdn. Bhd., a medical glove manufacturing company located in Malaysia. From August 2009 to March 2012, Mr. Loh was the Operations Director, responsible for factory operations, for Vinh Chanh Co. Ltd., a bio mass fuel supplier in Vietnam.

Lew Sze How, Chief Financial Officer - Compliance

Since April 1, 2010, Mr. Lew Sze How has been serving as Director of Corporate Advisory/Financial Planning Advisory for Forreststone, Corporate Advisory SDN BHD (“Forreststone”). Forreststone, located in Malaysia, provides services such as corporate restructuring public offerings, financial due diligence and internal audit and governance. Mr. Lew’s responsibilities include developing internal control and enterprise risk management for listed and non-listed companies as well as performing due-diligence review for investments and investigation purposes.

In February 2013, Mr. Lew received admission as a Professional Member-Institute of Internal Auditors Malaysia. On September 20, 2015, Mr. Lew received a degree from AsiaeUniversity for Executive Master of Business Administration (Entrepreneurial Management). On March 17, 2016, Mr. Lew became a member of Charter Tax Institute of Malaysia.

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M.W. “Jason” Chan, Chief Financial Officer - Operations

Mr. Chan was served as the Chief Financial Officer of GMCI Corp from October 2016 to July 2018. From August 2010 to September 2016, Mr. Chan was a Director of Transaction Reporting division for Baker Tilly Monteiro Heng, an accounting and audit firm located in Kuala Lumpur, managing a portfolio of audit clients with divergent operations and special reporting assignments such as reporting accountants for initial public offering (IPO), due diligence audits, restructuring and reverse takeovers as well as private debts security schemes.

Mr. Chan was a lead auditor with Ernst & Young, Malaysia from 1997 to 2008 and KPMG Ho Chi Minh from 2009 to 2010. During his career, he managed the portfolio of audit clients with divergent operations, including manufacturing and trading, retailing, property development and construction, oil and gas, hotels, leisure, and foods and beverages.

Mr. Chan obtained his professional qualification from ACCA, UK in 2005. He is also a member of the Malaysian Institute of Accountants (MIA) since 2006.

Family Relationship

There is no family relationship among the directors and officers of the Company.

Promoters and Control Persons

GMCI was the Company's controlling shareholder before NAMI Stock Dividend and is a Nevada corporation. GMCI has not been a party to any legal proceedings at any time during the past ten (10) years.

Corporate Governance

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Nominating Committee. We have not established a Nominating Committee because of our limited operations; we believe that we are able to effectively manage the issues normally considered by a Nominating Committee.

Audit Committee. We do not have an Audit Committee. The Company's board of directors performs some of the same functions of an Audit Committee, such as; recommending a firm of independent certified public accountants to audit the financial statements; reviewing the auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

Code of Ethics. We do not currently have a Code of Ethics in place for the Company, although our Board of Directors has developed a framework for adoption in the coming months. Our business operations are currently not complex and are very limited. The Company seeks advice and counsel from outside experts such as our lawyers and accountants on matters relating to corporate governance and financial reporting.

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Director Independence

We currently have three independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Involvement in Certain Legal Proceedings

Over the past ten years, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a future’s commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in “Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth in U.S. dollars information concerning all cash and non-cash compensation awarded to, earned by or paid to the named executive officers for services rendered to the SBS in all capacities for the years ended June 30, 2018 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Lok Khing Ming (1)	2018	$—	$—	—	—	$—	$—
	2017	$—	$—	—	—	$—	$—

Liew Chin Loong (2)	2018	$—	$—	—	—	$—	$—
	2017	$—	$—	—	—	$—	$—

___________

(1)	Mr. Lok Khing Ming was appointed director and officer of SBS on September 27, 2013. Compensation above includes all compensation received by Mr. Lok in the respective fiscal periods.
(2)	Mr. Liew Chin Loong was appointed director and officer of SBS on August 14, 2008. Compensation above includes all compensation received by Mr. Liew in the respective fiscal periods.

Employment Agreements

The Company does not have any employment agreements with any of its directors or executive officers.

Grants of Plan-Based Awards

During the year ended June 30, 2018 and 2017, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended June 30, 2018 and 2017, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended June 30, 2018 and 2017. There are currently no outstanding awards as of June 30, 2018.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Share Exchange Agreement

On July 4, 2018 the Company, entered into a Share Exchange Agreement with GMCI, the sole shareholder SBS, a Malaysian corporation whose primary business is mining and exploration of properties located in Malaysia. Pursuant to the Share Exchange Agreement, the Company acquired 600,000 shares of capital stock of SBS from the GMCI and in exchange issued 720,802,346 restricted shares of its common stock to GMCI.

The 600,000 shares of SBS constituted all of the issued and outstanding shares of SBS and was held by GMCI. Mr. Lok Khing Ming is executive director of our Company and beneficially owned 10.15% of GMCI, or 73,165,365 GMCI shares. Pursuant to the Share Exchange Agreement, through GMCI who disclaims beneficial ownership in favor of Mr. Lok, Mr. Lok beneficially owned 5.13%, or 73,165,365 shares of the Company's common stock; As a result of the Share Exchange Agreement, SBS became a wholly owned subsidiary of the Company and the Company now carries on the business of SBS as its primary business. The closing of the Share Exchange Agreement occurred on July 12, 2018.

Advance Payment on Mineral Trading – Related Party

In the year ended June 30, 2016, the Company advanced to Sincere Pacific Mining Sdn. Bhd. approximately $614,000 (MYR 2,774,000) for the purpose of commencing bauxite trading and financing activities. In that same period, the Company impaired all but $186,372 (MYR 800,000). During the year ended June 30, 2018, the Company received two repayments of MYR 500,000 and MYR 300,000 respectively, which reduced the amounts of the advance not impaired during the fiscal year ended June 30, 2016 to nil as of June 30, 2018. Should the Company, in future periods, collect further amounts under the trading program from its original advance, those amounts will be shown as income in the financial statements of the Company.

During the year ended June 30, 2018 the Company earned revenue from its bauxite trading activities and concluded shipments for an additional 60,000 tonnes of gross washed bauxite (net dry weight of 49,006 tonnes) for net commissions of $51,534 converted at agreed rates of conversion to RM of between 3.857 and 4.3021 for total proceeds of MYR 210,005, after adjustment for certain offset required.

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Advances from Related Parties / Related Parties Transactions

Advances from related parties:

	June 30,	June 30,
	2018	2017

Advances from its Directors	$1,066,278	$1,086,254
Advances from related party	189,795	-
Advances from holding company	740,091	$657,465
Total	$1,996,164	$1,743,719

Directors of the Company have leased shared office space for corporate operations the cost of which is $350 (MYR 1,500 per quarter), the use of which is provided to the Company free of charge by our directors. We have recorded an amount of $Nil and $1,400 as contributed capital during the fiscal year ended June 30, 2018 and 2017.

During the year ended June 30, 2018 and 2017, the Company was advanced cash proceeds in the amount of $257,672 and $893,748, respectively, by directors or entities with common directors to meet operational shortfalls. In addition during the year ended June 30, 2018 and 2017 related parties were repaid, in cash, $281,783, and $637,915, respectively. During the year ended June 30, 2018 and 2017, the Company was advanced $162,008 and $159,386, respectively, for payment of expenses directly to vendors by related parties.

The Company has imputed interest at the rate of approximately 6.5% on the advances made to the Company in the amount of $100,715 during the year ended June 30, 2017, and has imputed interest at the rate of approximately 6.5% on the advances made to the Company in the amount of $123,898 during the year ended June 30, 2018.

Negotiation with Nami Development Capital Sdn Bhd

In addition, we are currently in negotiations with a related entity, Nami Development Capital Sdn Bhd (“NDC”), to enter into a management services agreement or relationship in which NDC provides us with executive, technical and support staff, offices and other resources, instead of the Company hiring and acquiring all of those resources directly. At this time, those negotiations are still in preliminary stages, and no estimate is currently available for our expected costs.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, operating results, or cash flows.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no established public trading market for our common shares. Our shares of common stock are approved for trading on the OTC Markets under the ticker symbol “NINK”. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.

OTC Markets securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders

As of September 20, 2018, the Company had a total of 1,426,927,346 shares issued and outstanding, which were held by a total of 208 shareholders of record.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

In October 2016, the Company’s Board of directors approved a 7:1 forward split. All share and per share amounts herein reflect the impact of the forward split.

On July 12, 2018, we issued a total of 720,802,346 shares of common stock to GMCI in exchange for all the capital stock GMCI held in SBS in connection with the SBS Acquisition.

The shares of common stock referenced above were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder. These issuances were exempt transactions pursuant to Section 4(2) of the Securities Act as they were private transactions by the Company and did not involve any public offering.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 5,000,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. In addition, the holders are entitled to receive dividends ratably, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all the assets remaining after payment of all our liabilities and subject to the prior distribution to any senior securities that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. The holders of more than 50% of such outstanding shares, voting at an election of directors can elect all the directors on the board of directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the directors.

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Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Our independent stock transfer agent is Clear Trust, located at 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

The act also permits Nevada corporations to include in the articles of incorporation a provision to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

We have implemented the above-described provisions in our articles of incorporation. In addition, our by-laws provide for similar provisions. We do not have separate agreements of indemnification or advancement of expenses. We do not have directors and officers insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired filed herewith are the following:

1.	Audited consolidated financial statements of SBS for the fiscal years ended June 30, 2018 and 2017.

(b) Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of the Company and its subsidiaries.

(d) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement dated as of July 4, by and between NAMI and GMCI (1)
3.1	Articles of Incorporation (2)
3.2	Amendment to the Company’s Articles of Incorporation (3)
3.3	Articles of Merger (4)
3.4	Bylaws (2)
10.1	Agreement between SBS and JHW dated August 30, 2017(5)
10.2	Termination agreement of letter of intent dated July 4, 2018 (1)
99.1	Audited consolidated financial statements of SBS as of and for the fiscal years ended June 30, 2018 and 2017.*
99.2	Pro forma financial information*

_____________

*	Filed herewith.

(1)	Incorporated by reference from our Form 8-K filed on July 6, 2017

(2)	Incorporated by reference from our Registration Statement on Form S-1 filed on March 01, 2013

(3)	Incorporated by reference from Exhibit 3.(I) of our Form 8-K filed on December 16, 2016

(4)	Incorporated by reference from Exhibit 3.(II) of our Form 8-K filed on December 16, 2016

(5)	Incorporated by reference from Exhibit 10.1 of our Form 8-K filed on July 13, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI CORP., a Nevada corporation

Date: September 20, 2018		/s/ Calvin Chin
Calvin Chin
Chief Executive Officer, Principal Executive Officer

	By:	/s/ Lew Sze How
Lew Sze How
Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer

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